                                                                      Exhibit 11

                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings
          (unaudited, amounts in thousands, except per share earnings)



                                Three Months Ended           Six Months Ended
                                July 31,  July 31,         July 31,     July 31,
                                 1996        1995             1996        1995
                                --------  --------        ---------    ---------
Primary earnings per share:

Income (loss) before
  extraordinary gain            $ 1,406      $(423)         $    548     $(2,655)

Extraordinary gain on
  extinguishment of debt, net
  of taxes                       11,164        ---            11,164          ---
                               --------     --------        --------     ---------
Net income (loss)               $12,570 $     (423)         $ 11,712     $(2,655)
                               ======== ===========         ========     ========

Average shares
  outstanding(1)              8,163,874  4,544,304         6,638,192   4,544,304

Additional shares assuming
  conversion of Class B Shares    3,213     10,541             3,213      10,655

Common share equivalents
  under the 1995 Option
  Plan assuming the
  treasury stock method         530,103        ---           570,939          ---

Common share equivalents
  under the 1996 Option
  Plan assuming the
  treasury stock method         240,502        ---            74,416          ---
                             ---------- ------------        --------     -----------
Averages number of common
shares  and common share
equivalents outstanding       8,937,692  4,554,845         7,286,760   4,554,959
                             ========== ==========         =========   =========
Income (loss) before
  extraordinary gain
  per share                  $      .16  $    (.09)       $      .08        (.58)

Extraordinary gain on
  extinguishment of debt,
net of taxes per share             1.25        ---              1.53         ---
                             ----------  ----------       -----------  ------------

Net income (loss) per share  $     1.41  $    (.09)       $     1.61     $  (.58)
                             ==========  ==========       ===========  ============




(1) Included in the average number of shares outstanding is the effect of the exercise of 126,700 option on April 10, 1996.

                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings
          (unaudited, amounts in thousands, except per share earnings)



                                      Three Months Ended                  Six Months Ended
                                   July 31,         July 31,            July 31,     July 31,
                                     1996               1995              1996           1995
                                    -------          -------              ------      -------

Fully diluted earnings per share:


Income (loss) before
  extraordinary gain            $    1,406       $     (423)           $      548   $  (2,655)

Extraordinary gain on
  extinguishment of debt, net
  of taxes                          11,164               ---               11,164        ---
                                ----------       ----------            ----------   ---------
Net income (loss)                  $12,570       $     (423)           $   11,712   $  (2,655)
                                ==========       ==========            ==========   =========

Average shares outstanding(1)    8,163,874        4,544,304             6,638,192    4,544,304

Additional shares assuming
  conversion of Class B Shares       3,213           10,541                 3,213       10,655

Common share equivalents
  under the 1995 Option
  Plan assuming the
  treasury stock method            530,103              ---               574,714          ---

Common share equivalents
  under the 1996 Option
  Plan assuming the
  treasury stock method            240,502             ---                105,210          ---
                                ----------       ----------            ----------   -----------

Averages number of common shares
  and common share equivalents
  outstanding                    8,937,692        4,554,845             7,321,329    4,554,959
                                ==========       ==========            ==========   ==========
Income (loss) before
  extraordinary gain
  per share                     $      .16       $     (.09)          $       .07         (.58)

Extraordinary gain on
  extinguishment of debt, net
  of taxes per share                  1.25             ---                   1.53           ---
                                ----------       ----------           -----------    ---------
Net income (loss) per share     $     1.41       $     (.09)          $      1.60   $     (.58)
                                ==========       ==========           ===========   ===========





(1) Included in the average number of shares outstanding is the effect of the exercise of 126,700 option on April 10, 1996.


                                     -19-